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Aberdeen Multi-Market Income February 2026 The following presentation outlines a fund concept presently under internal consideration with the intention of obtaining preliminary feedback on such a product. The fund concept is not available for sale and any product details discussed are reflective of current market conditions and are subject to change. This presentation is for informational purposes only. It does not constitute an offering memorandum and is not, and under no circumstances is to be construed as, a solicitation to invest in any Aberdeen-managed fund, nor does it constitute an offer to sell any fund or any other products described herein. aberdeeninvestments.com

Contents 01 Organization overview 02 Investment team 03 Investment process 04 Appendices 2

Proposed summary term sheet Investment objective The fund’s investment objective is to seek a high current income but may also consider capital appreciation. Investment strategy The fund normally invests at least 80% of its net assets in fixed income securities. In pursuing its investment strategy, the fund will invest in a broad array of fixed income instruments including corporate bonds of U.S. and/or foreign issuers, U.S. Government securities, foreign government securities, loans including private credit*, mortgage- backed securities and other securitized instruments of U.S. and foreign issuers, and/or debt instruments of issuers located in emerging market countries. Credit quality Under normal market conditions, the manager intends to manage the fund to maintain an average investment grade portfolio. Asset diversification Expected Asset Allocation : Global Credit , High Yield, Emerging Markets , Opportunistic Expected Managed Distribution Rate*** 11% Structure Closed-end investment management company Listed on NYSE Target leverage The fund will retain the flexibility to use leverage inline with the 1940act limits if the circumstances appear favorable Hedging Base currency will be USD Manager reserves the right to hedge Distribution policy Managed Distribution policy Expenses** Management Fee: 0.85% Operating Expense Cap: 0.73% Source: Aberdeen, September 2025 ***Subject to approval by the Combined Fund’s Board of an updated managed distribution plan for the Combined Fund following consummation of the Reorganizations. Please see additional related information in the Important Information section of this presentation. * All private credit is directly originated, and Aberdeen does not contemplate using a third party manager ** Fees and operating expense cap are based on Managed Assets. Expense cap will extend for a minimum of 12months from closing date. 3

Organizational overview

About us Our spirit is our strength By harnessing our knowledge and focusing on our core strengths, we can deliver for our clients. Aberdeen Investments is a global specialist asset manager Source: Aberdeen, 30 September 2025. Figures may appear not to add due to rounding. *Environmental, Social & Governance. USD515bn AUM >600 Investment professionals >25 Locations Worldwide Who we are Specialist in unique strategies Including emerging markets, Asia, sustainability, fund finance; European real estate & infrastructure Our clients Institutional Sovereign wealth funds, pensions, insurance, charities & foundations Wholesale Retail, platforms, high net worth Delivering across asset class ESG* analysis and considerations as part of the investment process Global fixed income AUM USD175bn • Developed markets and global credit • Emerging markets and Asia • Private credit • Money markets • Government Specialist equities AUM USD71bn • Global • Emerging markets & Asia • Developed markets • Small/Midcap • Thematics Multi-asset AUM USD181bn • Multi manager • Index solutions • Multi-asset insurance • Multi-asset institutional/retail • Quantitative Index Solutions (QIS) • Private market solutions Alternatives AUM USD33bn • Hedge funds • Commodities Real assets AUM USD55bn • Real estate • Infrastructure 5

Why Aberdeen Multi-Market Fixed Income? 1 Strong track record of consistent results in varying market conditions* 2 Experienced, skilled Fixed Income team, with full access to Aberdeen’s credit platform globally 3 Consistent and repeatable investment process 4 Risk management fully integrated into the investment process to help limit downside risks Multi-sector credit manager dating back to 1994, with asset allocation policy that is constantly evolving Strong bond-picking skills based on independent and in-depth credit research. Low incidents of downgrades/defaults Strong buy & sell discipline driven by fundamental credit analysis Focused on downside risk mitigation As evidenced by our track record compared to the relevant benchmark, Bloomberg Barclays Municipal Bond Index. 6

Investment team

Aberdeen Fixed Income

USD175bn*

AUM

0.78
information ratio over long term in 8 key strategies across Fixed Income[1]

140+
investment professionals globally

400+
Fixed Income led ESG engagements with issuers a year[2]

Source: Aberdeen, October 2025.
Figures may appear not to add due to rounding. AUM figures shown include allocations from multi asset portfolios.
[1] Equally weighted 3 year rolling average across 7 years to end December 2024 for Global Credit, Euro Credit, Euro Credit Sustainable, US Credit, Sterling Credit, Emerging Market Corporates, EMD Local and Hard Currency Fund (since inception in 2018), Euro High Yield. Information Ratio: Excess return versus a benchmark divided by the volatility of that excess return (tracking error), indicating risk-adjusted active performance.
[2] ESG (Environmental, Social and Governance) engagements = Fixed Income team interactions with companies where ESG was logged as a topic. As of October 2024-2025
* This figure includes the AUM for Aberdeen global liquidity and private credit.

Who we are





One of the leaders in global credit – public and private

Specialist in emerging markets, sustainability and insurance

Differentiators

Credit confidence across market cycles: In both public and private markets

Access to specialist strategies: Including emerging markets, private credit sustainability

Outcomes driven: Whether it's capital preservation, growth and income, insurance focused or other bespoke objectives


30%
41%
11%
12%
6%
Developed markets and global credit
Private credit
Emerging market debt and Asia
Government
Money markets

Capabilities

EM debt	Investment grade	Private credit	Asia Pacific
Leveraged finance	Government	Inflation linked	Money markets

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Aberdeen Investments Fixed Income structure

Leader in global credit – public and private

Specialist in emerging markets, sustainability and insurance

Source: Aberdeen, October 2025
[1] Approx. 45 individuals within fixed income have research responsibilities, including portfolio managers.

Jonathan Mondillo
Global Head of Fixed Income

Marianne Zangerl
Deputy Head of Fixed Income and Head of ESG, Fixed Income

Government bonds and Money markets

Gordon Lowson
Head of Liquidity Management and Rates

- **Government bonds** – 7 investors
- **Money markets** – 8 investors

Developed market and global credit

Felix Freund
Head of Developed Market Credit

Daniel McKernan
Global Head of FI Insurance Solutions

Bill Bellinzoni
Head of US Fixed Income

- **Investment grade credit & municipal bonds** – 20 investors
- **High yield credit** – 7 investors
- **Liability aware** – 4 investors

Private credit

- **Commercial real estate debt** – 5 investors
- **Fund finance** – 4 investors
- **Private placements & infrastructure debt** – 10 investors
- **Structuring** – 3 lawyers

Emerging market debt

Siddharth Dahiya
Head of Emerging DebtMarket

- **EM sovereigns** – 6 investors
- **EM corporates** – 7 investors

Asian Fixed Income

Adam McCabe
Head of Fixed Income, Asia Pacific

- **Asia sovereigns** – 5 investors
- **Asia corporates** – 8 investors

Nicholas Kordowski
Global Head of Research (Non-Financials)

Andrew Fraser
Global Head of Research (Financials)

Fixed Income Research & ESG
15 specialists[1]

Fixed Income Support Functions

Drew Morgan
Global Head Of Business Operations – Public Markets

Ginny Richardson
Global Head of Strategy and Investment Specialists

Cecely Hugh
Head of Restructuring

Fixed Income ESG
5 specialists

FI Specialists and Portfolio Analysts
14 specialists

Quants
7 specialists

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Multi-Market Income resources

Experienced and specialised portfolio management team

Leveraging a global research footprint and assets class expertise

Integration and insights gathered through daily interaction and formalised meeting structures covering:

- FI House view
- Global Aggregate asset allocation
- Security selection

Source: Aberdeen, October 2025.

Portfolio Management Team

Multi-Market Income Team

Global High Yield	**George Westervelt** Head of Global High Yield (27yrs exp.)	**Siddharth Dahiya** Global Head of Emerging Market Debt (19yrs exp.)	**Emerging markets**
Global Credit	**Anthony Merola** Senior Investment Manager (7yrs exp.)	**Jonathan Mondillo** Global Head of Fixed Income (20yrs exp.)	**Opportunistic**

Global Fixed Income Team: 140+



Edinburgh
London
Boston
New York
Philadelphia
Shanghai
Hong Kong
Bangkok
Singapore

US	
Developed market and global credit	17
Private credit	2
UK/EMEA	
Money markets and government bonds	15
Developed market and global credit	33
Emerging market debt (EMD)	13
Private credit	22
Money Markets	8
Pan-Asia	
EMD	13

Cross asset class insights

- Govt. bond
- High yield
- Equity
- Real estate
- ESG
- Economists
- Risk

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Investment process

Aberdeen Multi-Market Income Fund

Identification of attractive opportunity across global fixed income

Investment objectives (Diversified high yield and total return)

Developed markets credit

Opportunity set
- Global IG corporate bonds, government, quasi-government, agency and supranationals

Investment thesis
- Yield and total return opportunities
- Higher quality and liquid portfolio allocation

When would allocation outperform?
- Risk off environment, fundamental weakening, global growth slowing

Global high yield

Opportunity set
- Global HY Corporate bonds

Investment thesis
- High yield, total return, sector diversification
- Liquid portfolio allocation

When would allocation outperform?
- Risk on environment, sanguine or positive growth forecast, high carry

Emerging markets debt

Opportunity set
- Global government, quasi-government, agency, supranationals, corporates

Investment thesis
- Yield, total return and currency diversification
- Diversified and liquid portfolio allocation

When would allocation outperform?
- Positive global growth, rates falling, inflation falling, lower geopolitical risk

Opportunistic

Opportunity set
- MBS, CMBS, ABS, taxable munis, USPPs, Loans, Cat bonds

Investment thesis
- Lower correlated yield, stability, total return, sector diversification
- Lower liquidity portfolio allocation

When would allocation outperform?
- Market volatility, elevated rates environment, positive global growth

Risk characteristics

Credit Fundamentals, interest rate, currency, liquidity, structure and ESG risk

Source: Aberdeen.

12

Our approach to Multi Market Fixed Income investing Invest across the fixed income universe, leveraging our integrated global investment platform Best-in-Class Sector “Building Blocks” • Sector-specialty teams manage strategies across the entire fixed income market • Bottom-up research allows team to add value through security selection • • Macro • Environment • • Fixed Income Sub Asset Classes • • Relative Value • Bottom-up Security Selection • Global • High Yield • Emerging • Markets • Global • Credit • Opportunistic • Asset Allocation • Framework • Proprietary tool combines robust • historical data with up-to-date views from sector-specialty teams to assist in uncovering relative value opportunities • Emphasizes awareness and • mitigation of potential tail risks A series of focused meetings ensures all senior Portfolio Managers are involved in driving strategic and tactical asset allocation shifts This material is intended as a broad overview of the Portfolio Manager’s style, philosophy and investment process and is subject to change without notice. Portfolio Manager’s views may differ from that of other portfolio managers as well as the views of the firm. Information is intended to be a general overview of the process, is as of the date of this presentation, and is subject to change without notice. 13

Global fixed income asset allocation process Distilling the global economic picture through a fixed income lens Macro Environment Fixed Income Sub Asset Classes Relative Value High-quality fundamental research to evaluate the economic picture Calibrate through a Fixed Income lens Fixed Income sub-asset ranking Source: Aberdeen. 14

Macro environment Fixed income sub-asset classes Relative value Aberdeen House View The House View brings together our investment expertise from across asset classes and research teams into a consistent framework. It sends high level signals on key markets over the next 12 to 18 months. Source: Aberdeen. Bringing together the collective knowledge and expertise across Aberdeen Research insights Common framework Key signals & judgements • Investment inputs from all asset classes • Economic inputs from Global Macro Research • ESG inputs from Sustainability • CIO-led, bringing in expertise from across the business • Commissions collaborative, crossasset research • Performance and views tracked • Key judgements on the macro and micro drivers of markets • Clear signals on the major asset classes • Firm-wide communication of views “Reflect, rationale, feed-back” 15

Macro environment | Fixed income sub-asset classes | Relative value

Aberdeen House View – key market signals

Equity markets have recovered, but there is still uncertainty over trade and fiscal policy, and a moderate economic slowdown is just beginning. The House View is signalling diversification and small position sizing

Risk factor	Asset class signals	View (change)	Summary
Duration	Global Govt Bonds	Positive	Bond vigilantes could keep long end under pressure. But yields elevated and would fall sharply in recession
	EM LC Gov. Bonds	Neutral	Attractive yields & scope to cut rates. But little conviction on USD, although further weakness would help
Corporate Risk	Global Credit	Positive	All-in yields attractive. We prefer IG over HY as better volatility risk mitigation from an asset class with higher duration
	DM Equities	Positive	US policy pivoting more favourably, but valuations high & economy slowing. Europe & UK more interesting
	EM Equities	Positive	China to ease policy further & has tech winners. Trade risks, but some EMs can be relative winners
Dollar	USD	Neutral	Dollar under pressure as US seen as less attractive to invest but depreciation not justified by rate differentials
Private Markets	Global Infra	Positive	Long run exposure to structural megatrends, focus in small/mid cap where valuations more attractive
	Private Credit	Positive	Illiquidity premia attractive over long horizon. Risks from bank deregulation & maturity wall
	Global Property	Positive	Occupier & lending markets are improving, &supply is constrained. Attractive yield premium to bonds

Source: Aberdeen, May 2025.
The views expressed should not be construed as advice or an investment recommendation on how to construct a portfolio or whether to buy, retain or sell a particular investment. Diversification does not ensure a profit or protect against a loss in a declining market. For illustrative purposes only. The information presented is not intended to represent Aberdeen's current views and is subject to change without notice.

16

Macro environment Fixed income sub-asset classes Relative value Sub-asset class forecasting Macro environment Fixed income sub-asset classes Relative value Asset class heads and senior portfolio managers provide forward-looking return estimates for their sectors Portfolio Managers project asset class returns under base, upside and downside scenarios and assign probabilities to those scenarios • Scenarios vary across sectors, allowing PMs to reflect that different factors drive different sector returns (growth, commodity prices, issuance trends, etc.) • PM estimated returns and probabilities are used to create estimated return and projected risk weighted returns over the next 6 months • Process designed to account for both probable and extreme outcomes, i.e. tail risks Estimated Returns • We seek to invest in asset classes where PMs have greater conviction and/or carry is commensurate with uncertainty Source Aberdeen, June 2025. Projections are offered as opinion and are not reflective of potential performance. Projections are not guaranteed and actual events or results may differ materially 17

Macro environment
Fixed income sub-asset classes
Relative value

Asset class estimated returns


UK 10-Year Treasury
UK IG Corporates
EM Corps
Asia HY Corps
EM Sovereign
Asia IG Corps
US High Yield Corps
US 10-Year Treasury
US 1-5yr Corporates
US IG Corporates
Euro HY Corps
German 10-Year Treasury
Euro IG Corps
Annualized returns USD (%)
Annualized volatility (%)

Source: Aberdeen, June 2025. **Past performance does not predict future returns.** Benchmarks used: US 10-Year Treasury=SGI US 10Y Bond, German 10-Year Treasury= SGI Germany 10Y Bond, UK 10-Year Treasury=Global Balanced, US IG Corporates= Bloomberg U.S. Corporate Total Return Value Unhedged USD, US 1-5yr Corporates= ICE BofA 1-5 Year Corporate, US High Yield Corps=Bloomberg US Corporate High Yield Total Return Index, Euro IG Corps=Bloomberg Euro Aggregate Corporate Total Return Index Value Unhedged EU, Euro HY Corps= ICE BofA Euro High Yield Index Total Return Index Value, UK IG Corporates=Sterling Liquid Corp, EM Corps=JPM CEMBI Broad Diversified Core, EM Sovereign-JPM EMBI Global Diversified, Asia IG Corps=JPM Asia Credit Investment Grade, Asia HY Corps=JPM Asia Credit. Indexes are unmanaged and have been provided for illustrative purposes only. No fees or expenses are reflected. Individuals cannot invest directly in an index. For illustrative purposes only

18

Macro environment Fixed income sub-asset classes Relative value Forecasts Expected return scenarios and probabilities drive asset allocation Source: Aberdeen, June 2025 Projections are offered as opinion and are not reflective of potential performance. Projections are not guaranteed and actual events or results may differ materially 19

 Macro environment Fixed income sub-asset classes Relative value Asset allocation decision PMs use an allocator tool and combine quantitative and qualitative factors to confirm final allocation In-house tool helps generate potential allocations • By leveraging correlation matrices across multiple time frames, we integrate historical and projected return distributions to construct portfolio allocations aligned with targeted return and income objectives • This approach prioritizes minimizing downside tail risk while enhancing the resilience of portfolio performance across market conditions 7 6 5 4 3 2 1 0 Risk off Neutral Risk on 0 1 2 3 4 5 6 7 Volatility (%) • Senior portfolio managers analyze potential portfolio allocations, focusing on estimated return and risk • Drawing on historical return data, sector relative value metrics, and a macroeconomic outlook, multi- sector portfolio managers determine final portfolio allocations Source: Aberdeen. No assurance is given that any views or assumptions will be realized. For illustrative purposes only. Information shown is not representative of any Aberdeen product. The examples provided are hypothetical in nature, may not reflect Aberdeen's current views, and are subject to change. No assurance is given that any views or assumptions will be realized. 20

Security Selection - Fundamental research and Company Note Combination of Fundamental / ESG / Relative Value analysis Valuations Industry analysis Company analysis Cash-flow analysis Macro backdrop Structure analysis Credit tools Covenant analysis ESG analysis Fundamental Credit Assessment “Forward Looking” E.g. high BBB Fundamental Credit Trend Improving/Stable/Deteriorating ESG Risk Rating Low/Medium/High Relative Value Cheap/Fair/Rich Positioning recommendation: Buy, O/W, Neutral, U/W Sell Analysis is ‘Live’ Research held centrally, shared globally Source: Aberdeen. Robust, repeatable process focused on determining whether we are being rewarded for risk 21

Company note Credit Research Note Credit Assessment Credit Trend Relative Value Low B Improving Fair Analyst Date Location (analyst) Michael Concklin 1/19/2022 US Recommendations EUR GBP USD AUD Other Equity Ticker Corporate Ticker Senior Unsecured --- (---) (---) U/W (U/W) (U/W) (U/W) Country Secured (---) (---) (---) (---) (---) Currency Subordinated (---) (---) (---) (---) (---) Industry (Previous recommendations in brackets) Last Year End Next Earnings Rpt External Ratings No of Issues CA USD Industrial 12/2020 2/10/2022 8 Moody's S&P Fitch ASI Equity Rec - Detailed credit analysis in a uniform Long Term Short Term Outlook Long Term Short Term Outlook Long Term Short Term Outlook MMF Rated Caa1 - STABLE CCC+ - STABLE WD NR - MMF Unrated ST Debt (LCY m) Limit No No 1,882 10% ESG Risk Rating Medium Credit Matrix Bloomberg DRSK Description template SRI Score 3 Current -13 Rating HY2 Controversy Rating Yellow 1M Change -5 Alert - Gov. Home Market (%) 7 3M Change -14 Equivalent Rating BB Gov. Home Market 3m Chg 1 6M Change -10 Health Warning - Bombardier Inc. is a manufacturer of both planes and trains.The Company operates plants in North America, Europe, and Asia. Key financials and summary credit metrics_ 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Business aircraft - revenue $6,996 $5,741 $4,961 $4,994 $4,804 $5,593 $6,123 $6,650 $6,743 $6,534 Business Jet Services (subset of Business aircraft revenue) $811 $887 $1,021 $988 $1,189 $1,353 $1,489 $1,608 Commerical aircraft - revenue $2,395 $2,617 $2,382 $1,756 $1,227 $314 $86 Aerostructures - revenue $1,797 $1,549 $1,570 $1,953 $1,471 $581 $0 Credit Positives_ SAMPLE - Significant scale and product diversity with established global market positions and natural barriers to entry (Revenue - Business Jets: $5b, Transportation: $10b) - third-largest global manufacturer of rail equipment, with a no. 2 position in Europe (considered the largest market) - Strong liquidity position ($4.3b) - Solid backlogs (Business Jets: $14.3b, Transportation: $34.5b) - Improving FCF and leverage post a long period of signficant product investments (CSeries, Global 7500) - Strong management team that is executing well on the 2020 turnaround plan - The failure of the Alstom-Siemens merger could create opportunities for BT - Buyout of CDPQ stake in BT is a potential credit positive - Strong partner in Airbus for the CSeries (Airbus will acquire a 50.01% interest in CSALP and Bombardier and Investissement Québec (IQ, owned by the Province of Quebec) will own approximately 31% and 19%, respectively): BBDBCN could become a key parts supplier to Airbus over time - Signs of a bottom in the business jet market as used jet availability at 10 year lows (less than 10% of installed base vs 16/17% in 2008) - Moody's: AINsight reports that 1,900 aircraft are currently listed as “for sale”, representing less than 9 percent of the in -service fleet, the lowest percentage available in more than 20 years. Only about 135 of these jets, or 7% of the for-sale total, are considered to be young inventory aircraft (delivered new in 2013 or later) - Deleveraging remains a priority and will be a focus going forward - Restructuring efforts and a solid backlog at BT should contribute to segment EBITDA increasing to more than US$1b by 2020 from about US$660m in 2017 - Improving demand for business jets and Global 7500 deliveries is expected to contribute to revenue increasing to ~$8.5b in 2020 from about $5b in 2017 - The Global 7500 is a large cabin business jets that offers longer range and better economics than those of most of its competitors - S&P view: Bombardier will significantly reduce production of regional jets by 2020 and target higher-margin aftermarket revenue generated from its installed base, which should contribute to the segment returning to profitability by 2020 - Liquidity enahcing measures: Bombardier sold a property near Toronto for US$600m and issued $475m of equity to supplement its working capital requirements. It also announced the sale of its Q-Series program and Credit Negatives_ - Elevated leverage and weak FCF since 2010 due to significant product development (Global 7500 and CSeries) and certain weak end markets (S&P pegs at 6x-8x in 2020) - Structurally subordinated unsecured notes due to the CDPQ investment at BT - CDPQ's ownership stake in BT Holdco is in the form of convertible shares - these convertible shares will represent more than US$2b of adjusted debt by 2020 - Bombardier owns 72.5% of BT Holdco, with the non-controlling interest held by Caisse de dépôt et placement du Québec (CDPQ): Buyout of CDPQ stake will cost > $2b - With the CDPQ's investment in Bombardier Transportation, a cash reserve threshold of at least $1.25 billion was agreed to at Bombardier - CDPQ can force an IPO or sale of BT after 5 years - Competitive pressures in Commercial aerospace (Boeing) and Transportation (Alstom & Siemens and CRRC) - Business jet market remains subdued with significant levels of competition (Gulfstream, Cessna, Embraer) which has lead to weak profitability in the industry - Deleveraging largely through EBITDA growth until 2020/2021 - Sale of 50% of CSeries limits upside from the product - Bombardier will fund $700m of CSALP cash shortfalls over the first 3 years (2018/2019/2020) in consideration for non -voting units of CSALP with cumulative dividends of 2% - Significant maturity wall in 2021/2022: $3.3b of debt maturities through 2021 Transportation - revenue $8,281 $7,574 $8,525 $8,915 $8,269 $7,844 $0 Corp ($1,297) ($1,142) ($1,220) ($1,382) ($627) ($4,197) $0 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Revenues $18,151 $20,111 $18,172 $16,339 $16,218 $16,236 $15,757 $10,135 $6,209 $6,650 $6,743 $6,534 <<< 2025 Target is $7.5b of Revenue 10.8% -9.6% -10.1% -0.7% 0.1% -3.0% -35.7% -38.7% 7.1% 1.4% -3.1% EBIT $893 $961 $554 $423 $683 $1,029 $470 ($543) $170 $397 $513 $575 EBITDA $1,284 $1,378 $992 $794 $997 $1,301 $892 ($33) $587 $853 $968 $1,031 <<< 2025 Target is $1.5b of EBITDA 7.1% 6.9% 5.5% 4.9% 6.1% 8.0% 5.7% -0.3% 9.4% 12.8% 14.4% 15.8% <<< 2025 Target is 20% EBITDA margins Net income $572 ($1,246) ($5,345) ($981) ($553) $318 ($1,607) ($462) ($542) ($75) $29 $86 EBITDA $1,284 $1,378 $992 $794 $997 $1,301 $892 ($33) $587 $853 $968 $1,031 Cash Interest ($267) ($56) ($271) ($545) ($533) ($642) ($707) ($769) ($568) ($480) ($480) ($480) Cash Taxes ($60) ($105) ($77) ($106) ($86) ($142) ($165) ($80) ($5) $8 ($3) ($10) Capex ($2,357) ($1,982) ($1,879) ($1,255) ($1,389) ($1,389) ($966) ($464) ($208) ($250) ($280) ($300) $200m capex forecast WC $359 $2 $598 $602 $775 ($12) ($477) ($1,516) ($154) ($16) $5 $2 Refresh of the Challenger expected to cost $2b Other $64 ($372) ($1,222) ($608) ($622) $92 ($223) ($423) $70 ($20) ($20) ($20) Free Cash Flow ($977) ($1,135) ($1,859) ($1,118) ($858) ($792) ($1,646) ($3,285) ($279) $95 $190 $223 <<< 2025 Target is $500m of FCF -10% -10% -16% -9% -7% -7% -14% -26% -3% 1% 2% 3% < -$300m use in 2021 Dividends ($196) ($182) ($19) ($94) ($107) ($113) ($24) ($21) ($19) ($18) ($18) ($18) Share Repurchases $0 $0 $0 $0 $0 ($97) $0 $0 $0 $0 $0 $0 Discretionary Free Cash Flow ($1,173) ($1,317) ($1,878) ($1,212) ($965) ($1,002) ($1,670) ($3,306) ($297) $76 $172 $204 -12% -12% -16% -10% -8% -9% -14% -26% -3% 1% 2% 2% Pension $1,958 $2,470 $1,908 $2,240 $2,035 $1,921 $1,979 $1,288 $1,288 $1,288 $1,288 $1,288 Rent $174 $175 $181 $170 $99 $134 $134 $134 $50 $50 $50 $50 Leases $1,044 $1,050 $1,086 $1,020 $594 $670 $670 $670 $250 $250 $250 $250 Total Adj Debt $9,990 $11,147 $11,902 $11,998 $11,829 $11,684 $11,974 $12,745 $8,581 $8,581 $8,581 $8,581 Total Debt $6,988 $7,627 $8,908 $8,738 $9,200 $9,093 $9,325 $10,787 $7,043 $7,043 $7,043 $7,043 Cash $3,397 $2,489 $2,720 $3,384 $3,057 $3,187 $2,629 $2,450 $1,932 $1,988 $2,140 $2,324 Adj Net Debt $6,593 $8,658 $9,182 $8,614 $8,772 $8,497 $9,345 $10,295 $6,649 $6,593 $6,441 $6,257 Net Debt $3,591 $5,138 $6,188 $5,354 $6,143 $5,906 $6,696 $8,337 $5,111 $5,055 $4,903 $4,719 Adj Total Debt/EBITDAR 6.9 x 7.2 x 10.1 x 12.4 x 10.8 x 8.1 x 11.7 x 126.2 x 13.5 x 9.5 x 8.4 x 7.9 x Adj Net Debt/EBITDAR 5.4 x 5.5 x 9.0 x 11.0 x 9.2 x 7.0 x 10.5 x (326.9 x) 12.0 x 8.3 x 7.3 x 6.8 x Total Debt/EBITDA 4.5 x 5.6 x 7.8 x 8.9 x 8.0 x 5.9 x 9.1 x 101.9 x 10.4 x 7.3 x 6.3 x 5.8 x Net Debt/EBITDA 2.8 x 3.7 x 6.2 x 6.7 x 6.2 x 4.5 x 7.5 x (252.6 x) 8.7 x 5.9 x 5.1 x 4.6 x Management calling for 3x net leverage in 2025 FFO/Net Debt 15% 10% -6% -5% -3% 7% -2% -13% 1% 5% 7% 8% FFO Interest cover 3.8 x 15.1 x (2.1 x) (0.9 x) (0.5 x) 0.9 x (0.3 x) (1.7 x) 0.1 x 0.8 x 1.0 x 1.1 x EBITDA Interest cover 4.7 x 5.1 x 2.3 x 1.0 x 1.3 x 1.8 x 0.8 x (0.0 x) 0.5 x 1.8 x 2.0 x 2.1 x Est EV ($7,163) ($4,063) ($1,875) ######## ######## $3,618 $7,186 $8,378 $8,786 Coverage -60% -34% -16% -98% -247% 42% 84% 98% 102% Management modeling 135 aircraft by 2025 Deliveries 178 204 198 163 138 137 142 114 123 124 123 115 120 deliveries in 2021 Lear 29 34 32 24 14 12 12 11 14 3 0 0 35-40 7500 Challenger 87 90 93 88 79 83 76 44 41 52 56 52 Global 5/6000 62 80 73 51 45 41 40 25 29 29 27 25 Global 7500 0 0 0 0 0 1 14 34 39 40 40 38 Liquidity_ EV / Business Valuation Debt Maturities Ownership - S&P view: if Liquidity weakens S&P would view the capital structure as unsustainable Cash (m) USD 1,380 Share price USD 1.68 Amount % of total Entity % O/S - S&P view: there remains a degree of uncertainty in the company's ability to increase revenue and improve operating efficiency at the aerospace division to meet their expectations Revolver available (m) - Shares outstanding (m) 2,133 Vanguard Group 3.06 - Business jet orders could slow in a downturn, potentially resulting in negative FCF and less flexibility for Bombardier to manage downside risks - Off-balance sheet sale of receivables - Transportation has facilities which sell, without credit recourse, receivables. Receivables of $914m were outstanding as at December 31, 2018 - Moody's: Ba3 mapped rating vs B3 assigned rating is based on uncertain FCF and refinancing risks Revolver drawn $280 Market Capitalisation (m) Enterprise Value (m) EV/EBITDA (LTM) EV/EBITDA (Next Year) 4,120 9,555 9.55 9.87 Caisse De Depot Et P 2.23 Rothschild & Compagn 1.37 Norges Bank 1.17 Dimensional Fund Adv 0.67 Peers_ Company Ticker Boeing Co/The BA US Equity Airbus SE EADSY US Equity Bombardier Inc BDRBF US Equity TransDigm Group Inc TDG US Equity Triumph Group Inc TGI US Equity Spirit AeroSystems Hol SPR US Equity General Dynamics CorpGD US Equity Textron Inc TXT US Equity Mkt Cap (m) 127,578 102,222 3,293 34,821 1,308 4,932 58,737 16,490 Currency S&P/Moodys/Fitch USD BBB- / Baa2 / BBB- USD A / A2 / BBB+ USD CCC+ / Caa1 / WD USD - / - USD CCC+ / Caa2 / - USD - / - USD A- / A3 / WD USD BBB / Baa2 / WD EV 171,807 87,364 10,332 49,895 2,619 6,895 67,522 14,316 EV/EBITDA(LTM) EBITDA Margin (%) Net Leverage -18% 11.77 5% -0.42x 10.33 22% 5.92x 25.29 41% 7.81x 71.85 -11% 38.83x -15% 13.16 14% 2.37x 10.20 9% -0.99x Mean 51,344 23.77 6% 8.92x Relative Value_ ISIN Security Description Ticker Currency S&P/Moodys/Fitch Mat/Call date Cash Price YTC G-Spread Z-Spread 013817AW1 CORP HWM 5 1/8 10/01/24 HWM USD BB+ / - / BBB- 7/1/2024 107.2 2.08 88.4 93.7 443201AA6 CORP HWM 6 7/8 05/01/25 HWM USD BB+ / - / BBB- 4/1/2025 113.1 2.58 119.8 128.1 013817AJ0 CORP HWM 5.9 02/01/27 HWM USD BB+ / - / BBB- 2/1/2027 112.8 3.14 148.1 165.2 022249AU0 CORP HWM 6 3/4 01/15/28 HWM USD BB+ / - / BBB- 1/15/2028 116.5 3.65 192.9 212.8 443201AB4 CORP HWM 3 01/15/29 HWM USD BB+ / - / BBB- 1/15/2029 96.6 3.56 175.3 199.4 013817AK7 CORP HWM 5.95 02/01/37 HWM USD BB+ / - / BBB- 2/1/2037 118.2 4.29 224.0 257.4 893647BB2 CORP TDG 6 3/8 06/15/26 TDG USD B+ / B1 / WD 6/15/2022 102.2 4.63 436.1 438.1 893647BE6 CORP TDG 6 1/4 03/15/26 TDG USD B+ / B1 / WD 3/15/2022 103.6 2.86 285.4 282.6 893647BH9 CORP TDG 7 1/2 03/15/27 TDG USD B+ / B1 / WD 3/15/2022 104.3 3.53 348.4 345.6 Source: Aberdeen, August 2025. 22

Fully integrated global research resources Global research tool All Research produced by Equity, Credit, Responsible Investment and Corporate Governance teams are in a Bloomberg based research portal Source: Aberdeen, Bloomberg. For illustrative purposes only. Research tools supporting focus on bottom up stock selection 23

Portfolio construction Active weights sized in accordance with analyst conviction levels Potential investment idea Quantify risk adjusted total return profile Scale according to strength of view Identify impact on overall portfolio Position sizing/sector exposure Factor sensitivities Duration impact Liquidity analysis Correlation, beta exposures Volatility Tracking error Diversified portfolio based on client guidelines and expectations Source: Aberdeen. Credit selection tailored to the overall environment 24

Risk management Identify, measure and control risk Risk Measurement External and Internal Limits Attribution & Risk Policy Risk platform consistent with investment process Scenario based downside and upside performance estimates Client guidelines clearly understood Internal parameters set by team Feedback loop consistent with investment process Output: • Proprietary risk analytics • Risk reporting at security and total portfolio level • Independent oversight by investment and operational risk teams Output: • Upside/downside risk estimates at security and total portfolio level • Risk-adjusted return estimates as basis for team review Output: • Pre-trade checks • Appropriate scaling of positions • Consistency of positions • Ensure diversification and downside risk control Output: • Ex-post performance attribution • Check on risk assumptions • Formal periodic performance reviews by senior management Source: Aberdeen. 25

Appendices

Global Aggregate suite

Long term track records

Success underpinned through integrated global platform

Ability to combined componentry to build tailored solutions

Our strategies	Global Bond	Emerging Market Total Return Bond	Global Income Bond	Short Dated Enhanced Income
Pooled Fund AUM	$1.2bn	$90m	$110m	$620m
Investment focus	IG global credit & government bonds	Multi Sector EM exposure: Corps, Quasi and govt.	Multi Sector Credit: IG, HY, EMC	Multi Sector Credit: IG DM and EM credit
Yield (%)	3.78	8.20	5.75	4.42
Duration (years)	6.39	6.72	4.23	1.5
Credit Rating	A+	BB	BB+	A-
Morningstar category	EAA Fund Global Diversified Bond	EAA Fund Global Emerging Markets Bond	EAA Fund Global Flexible Bond	EAA Fund USD Corporate Bond - Short Term
Composite	Global Bonds: Aggregate Core	Emerging Markets Debt – Total Return	Sicav Total Return Credit 2	Global Short Dated Enhanced Income
Benchmark	Bloomberg Global Aggregate Index	75% JPM EMBI Global Diversified Index, 25% JPM GBI-EM Global Diversified Index	SOFR + 3 – 5%	SOFR + 1.75%
Vehicles offered	SICAV / Seg	SICAV / Seg	SICAV / Seg	SICAV / Seg
Inception date	1 January 2003	1 February 2003	1 July 2022	1 August 2003

Source: Aberdeen, 28 November 2025.

Strategies mentioned herein are for illustrative purposes only to demonstrate relevant investment manager capabilities. An investor's country of legal residence will determine the products or services available. Nothing in this document should be considered a solicitation or offering of any investment product or service to any person in any jurisdiction where such solicitation or offer would be unlawful. Representative accounts listed above are for illustrative purposes only. The above is supplemental information and supplements the composite presentations (as provided in the GIPS disclosures) which can be found in appendix.

27

Global Bonds: Aggregate Core

Composite performance

Composite	Global Bonds: Aggregate Core
Benchmark	Bloomberg Barclays Global Aggregate Bond Index
Base Currency	USD (reported in USD)
Gross Returns	30 September 2025

Year	Composite Return Gross (%)	Composite Return Net (%)	Benchmark Return (%)	Composite standard deviation (%)	Benchmark standard deviation (%)	Number of Portfolios (*throughout period)	Dispersion (%)	Market Value at end of Period	Percentage of Firm Assets (%)	Total firm assets (legacy history)
3 Months	0.65	0.58	0.60	N/A	N/A	<=5 (<=5)		1,174,419,689		
Year to date	7.94	7.70	7.91	N/A	N/A	<=5 (<=5)		1,174,419,689		
1 Year	2.35	2.04	2.40	N/A	N/A	<=5 (<=5)		1,174,419,689		
2 Years p.a.	7.35	7.03	7.09	N/A	N/A	<=5 (<=5)		1,174,419,689		
3 Years p.a.	5.57	5.25	5.45	7.93	7.52	<=5 (<=5)		1,174,419,689		
4 Years p.a.	-2.16	-2.45	-1.72	8.95	8.35	<=5 (<=5)		1,174,419,689		
5 Years p.a.	-2.26	-2.56	-1.56	8.30	7.74	<=5 (<=5)		1,174,419,689		
7 Years p.a.	0.65	0.35	0.79	7.60	7.02	<=5 (<=5)		1,174,419,689		
10 Years p.a.	1.12	0.82	1.15	6.87	6.45	<=5 (<=5)		1,174,419,689		
Since inception p.a.	2.84	2.54	2.90	6.48	6.07	<=5 (<=5)		1,174,419,689		
2024	-1.66	-1.95	-1.69	9.93	9.22	<=5 (<=5)		1,094,724,911	0.25	445,780,815,871
2023	5.37	5.05	5.72	9.38	8.65	<=5 (<=5)		1,163,034,887	0.26	447,924,747,030
2022	-17.32	-17.57	-16.25	8.16	7.38	<=5 (<=5)		1,144,192,455	0.27	427,856,340,835
2021	-6.26	-6.54	-4.71	4.99	4.39	<=5 (<=5)		1,559,841,464	0.26	599,611,223,443
2020	10.67	10.34	9.20	4.50	4.17	<=5 (<=5)		1,383,131,621	0.23	601,184,070,867
2019	7.67	7.35	6.84	3.62	3.53	<=5 (<=5)		1,460,026,093	0.24	599,561,039,999
2018	-0.53	-0.83	-1.20	4.83	4.90	<=5 (<=5)		1,311,712,085	0.22	606,245,078,792
2017	7.62	7.30	7.39	4.74	4.82	<=5 (<=5)		1,205,250,837	0.33	370,088,382,260
2016	1.78	1.48	2.09	4.94	4.97	<=5 (<=5)		297,611,301	0.09	338,134,038,404
2015	-3.05	-3.34	-3.15	3.93	3.90	<=5 (<=5)		334,830,061	0.09	383,382,349,203

Composite inception: 1 January 2003.
Note: Where a calendar year return is shown the annualized standard deviation presented is of 36 monthly returns to the calendar year end.

28

Global Bonds: Aggregate Core Composite information Definition of the firm Aberdeen (or "the Firm") is defined as all portfolios managed globally by the asset management entities of Aberdeen Group plc (previously abrdn plc) excluding Private Markets, Tritax, Finimize and Platform businesses (defined as Advisor and ii). The Firm inception date is 1st January 2018; and includes track records that either were, or were part of, legacy compliant firms, some of which are compliant from earlier dates: Aberdeen Asset Management plc (compliant from 1st January 1996); Standard Life Investments (compliant from 1st January 1996); and Aberdeen Property (compliant from 1st January 2013). Composite returns, start date and composite and firm assets reported prior to acquisitions represent those of the legacy firm which managed the product at the time. Changes in the firm organization, investment style or personnel have not caused alterations of historical composite performance. Compliant Presentations produced during the period between the annual period end and the date of release to the market of Aberdeen's financial results will not contain the Firm assets or % of Firm assets for that annual period end. The total Firm assets is material non-public information before the official results release date and to release it in GIPS Compliant Presentations would be against the law: and where laws and/or regulations conflict with the GIPS standards, firms are required to comply with the laws and regulations and make full disclosure of the conflict in the compliant presentation. GIPS® is a registered trademark of CFA Institute. CFA Institute does not endorse or promote this organization, nor does it warrant the accuracy or quality of the content contained herein. GIPS compliance Aberdeen claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Aberdeen (formerly abrdn plc) has been independently verified for the periods to 31st December 2024. The verification report(s) is/are available upon request. A firm that claims compliance with the GIPS standards must establish policies and procedures for complying with all the applicable requirements of the GIPS standards. Verification provides assurance on whether the firm's policies and procedures related to composite and pooled fund maintenance, as well as the calculation, presentation, and distribution of performance, have been designed in compliance with the GIPS standards and have been implemented on a firm-wide basis. Verification does not provide assurance on the accuracy of any specific performance report. The effective date of compliance is 1st January 1996. The inception date of the composite is 31/12/2002 and it was created on 05/01/2015. Policies for valuing investments, calculating performance, and preparing GIPS Reports are available upon request. Available on request are a list of composite descriptions and details of Limited and Broad distribution pooled funds. Source: Aberdeen, 30 September 2025. Composite description This composite comprises all portfolios that are invested in our global aggregate unhedged strategy and are managed against global aggregate unhedged index. This strategy aims to invest primarily in global government and non-government investment grade debt and debt-related securities, with at least some portion always invested in non-government securities. The strategy may also invest in asset-backed and/or mortgage-backed and related securities. It is allowed to invest in no more than 5% HY at the point of purchase. Composite methodology Returns are time-weighted total rates of return including cash and cash equivalents, income and realized and unrealized gains and losses. Returns are shown net of non-recoverable tax, whilst recoverable tax is included on a cash basis. Composites results are weighted by individual portfolio size, using start of period market values. Annual returns are calculated using geometric linking of monthly returns. Exchange rates used are WMR 16:00 Closing Spot Rates. Composites may contain portfolios of different base currencies, translated into a common currency for composite returns using the exchange rates stated above. A fund becomes eligible for inclusion the first full calendar month after funding. Inclusion may be deferred in cases where it has not been possible to implement the investment strategy. Terminated funds leave composites at the end of the calendar month before official notification of termination is received. Results include all discretionary, fee paying accounts of the Firm. The dispersion of annual returns is measured by the range of the portfolio returns represented within the composite for the full period. Dispersion is not calculated for composites with less than five accounts for the whole period. Additional information on policies for calculating and reporting returns is available on request. Presentation of results Gross returns are presented before management, performance, custodial and other fees but after all trading expenses. Net returns are calculated after the deduction of a representative management fee. Risk Statistics are presented gross of fees. Primary index description Bloomberg Barclays Global Aggregate Bond Index . Representative fee description The Composite Representative Fee is 0.3%. A pooled fund following this strategy has a model highest institutional investment management fee of 0.3%. A model fee is used to provide indication of the highest fee to be charged to an institutional investor where no institutional fee is available. Derivative instruments Derivatives maybe used for alpha generation and beta management purposes. Derivatives used include, but are not limited to, exchange traded futures, interest rate swaps, credit default swaps and forward foreign exchange contracts. Derivatives usage is governed by the appropriate level of risk to meet the return targets rather than by any net nominal implied exposure limits. 29

Emerging Markets Debt – Total Return

Composite performance

Composite	Emerging Market Total Return Bond
Benchmark	75% JP Morgan EMBI Global Diversified, 25% JPM GBI-EM Global Diversified, prior to 21/06/21 FTSE WGBI US
Base Currency	USD (reported in USD)
Gross Returns	30 September 2025

Year	Composite Return Gross (%)	Composite Return Net (%)	Benchmark Return (%)	Composite standard deviation (%)	Benchmark standard deviation (%)	Number of Portfolios (*throughout period)	Dispersion (%)	Market Value at end of Period	Percentage of Firm Assets (%)	Total firm assets (legacy history)
3 Months	5.56	5.40	4.26			<=5 (<=5)		92,753,385		
Year to date	11.96	11.46	11.85			<=5 (<=5)		92,753,385		
1 Year	8.22	7.58	8.26			<=5 (<=5)		92,753,385		
2 Years p.a.	12.18	11.51	12.69			<=5 (<=5)		92,753,385		
3 Years p.a.	10.92	10.26	12.06	7.25	7.57	<=5 (<=5)		92,753,385		
4 Years p.a.	2.82	2.20	1.90	8.33	9.51	<=5 (<=5)		92,753,385		
5 Years p.a.	3.31	2.69	0.45	7.90	8.71	<=5 (<=5)		92,753,385		
7 Years p.a.	4.72	4.10	2.87	7.90	7.80	<=5 (<=5)		92,753,385		
10 Years p.a.	5.00	4.37	2.08	7.13	6.75	<=5 (<=5)		92,753,385		
SI p.a.	6.65	6.01	3.18	7.51	5.57	<=5 (<=5)		92,753,385		
2024	2.22	1.61	4.26	9.18	10.62	<=5 (<=5)		84,668,383	0.02	445,780,815,871
2023	11.25	10.59	11.51	8.91	10.34	<=5 (<=5)		88,973,977	0.02	447,924,747,030
2022	-11.88	-12.41	-16.27	9.63	9.09	<=5 (<=5)		73,936,134	0.02	427,856,340,835
2021	-1.52	-2.11	-5.30	7.27	4.71	<=5 (<=5)		125,688,180	0.02	599,611,223,443
2020	8.47	7.83	7.98	7.27	4.20	<=5 (<=5)		139,896,113	0.02	601,184,070,867
2019	14.24	13.56	6.82	3.68	3.42	<=5 (<=5)		157,570,217	0.03	599,561,039,999
2018	-3.08	-3.66	0.84	4.70	3.33	<=5 (<=5)		135,730,764	0.02	606,245,078,792
2017	10.64	9.98	2.30	4.74	3.34	<=5 (<=5)		103,168,067	0.03	370,088,382,260
2016	10.10	9.43	1.03	5.00	3.43	<=5 (<=5)		30,857,595	0.01	338,134,038,404
2015	-1.61	-2.20	0.81	4.40	2.89	<=5 (<=5)		60,973,443	0.02	383,382,349,203

Composite inception: 1 February 2003.
Note: Where a calendar year return is shown the annualized standard deviation presented is of 36 monthly returns to the calendar year end.

30

Emerging Markets Debt – Total Return Composite information Definition of the firm Aberdeen (or "the Firm") is defined as all portfolios managed globally by the asset management entities of Aberdeen Group plc (previously abrdn plc) excluding Private Markets, Tritax, Finimize and Platform businesses (defined as Advisor and ii). The Firm inception date is 1st January 2018; and includes track records that either were, or were part of, legacy compliant firms, some of which are compliant from earlier dates: Aberdeen Asset Management plc (compliant from 1st January 1996); Standard Life Investments (compliant from 1st January 1996); and Aberdeen Property (compliant from 1st January 2013). Composite returns, start date and composite and firm assets reported prior to acquisitions represent those of the legacy firm which managed the product at the time. Changes in the firm organization, investment style or personnel have not caused alterations of historical composite performance. Compliant Presentations produced during the period between the annual period end and the date of release to the market of Aberdeen's financial results will not contain the Firm assets or % of Firm assets for that annual period end. The total Firm assets is material non-public information before the official results release date and to release it in GIPS Compliant Presentations would be against the law: and where laws and/or regulations conflict with the GIPS standards, firms are required to comply with the laws and regulations and make full disclosure of the conflict in the compliant presentation. GIPS® is a registered trademark of CFA Institute. CFA Institute does not endorse or promote this organization, nor does it warrant the accuracy or quality of the content contained herein. GIPS compliance Aberdeen claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Aberdeen (formerly abrdn plc) has been independently verified for the periods to 31st December 2024. The verification report(s) is/are available upon request. A firm that claims compliance with the GIPS standards must establish policies and procedures for complying with all the applicable requirements of the GIPS standards. Verification provides assurance on whether the firm's policies and procedures related to composite and pooled fund maintenance, as well as the calculation, presentation, and distribution of performance, have been designed in compliance with the GIPS standards and have been implemented on a firm-wide basis. Verification does not provide assurance on the accuracy of any specific performance report. The effective date of compliance is 1st January 1996. The inception date of the composite is 31/01/2003 and it was created on 30/11/2006. Policies for valuing investments, calculating performance, and preparing GIPS Reports are available upon request. Available on request are a list of composite descriptions and details of Limited and Broad distribution pooled funds. Change of ownership On 30th September 2005, Aberdeen Asset Management plc purchased certain investment businesses from Deutsche Asset Management, principally Deutsche Asset Management Limited, DWS Investments in the UK and Deutsche Asset Management Life & Pensions Limited. The purchase of Deutsche Asset Management Investment Services Limited completed on 1st December 2005. The Aberdeen Asset Management plc group of companies is not affiliated with Deutsche Bank AG. Composite description The composite comprises all discretionary portfolios managed to the firm's Emerging Market Total Return Bond strategy. The objective of the portfolio(s) is to achieve long term total return with the majority of the Fund being invested in Debt and Debt-Related Securities which are issued by governments or government- related bodies domiciled in an Emerging Market country. Composite methodology Returns are time-weighted total rates of return including cash and cash equivalents, income and realized and unrealized gains and losses. Returns are shown net of non-recoverable tax, whilst recoverable tax is included on a cash basis. Composites results are weighted by individual portfolio size, using start of period market values. Annual returns are calculated using geometric linking of monthly returns. Exchange rates used are WMR 16:00 Closing Spot Rates. Composites may contain portfolios of different base currencies, translated into a common currency for composite returns using the exchange rates stated above. A fund becomes eligible for inclusion the first full calendar month after funding. Inclusion may be deferred in cases where it has not been possible to implement the investment strategy. Terminated funds leave composites at the end of the calendar month before official notification of termination is received. Results include all discretionary, fee paying accounts of the Firm. The dispersion of annual returns is measured by the range of the portfolio returns represented within the composite for the full period. Dispersion is not calculated for composites with less than five accounts for the whole period. Additional information on policies for calculating and reporting returns is available on request. Presentation of results Gross returns are presented before management, performance, custodial and other fees but after all trading expenses. Net returns are calculated after the deduction of a representative management fee. Risk Statistics are presented gross of fees. Primary index description 75% JP Morgan EMBI Global Diversified, 25% JPM GBI-EM Global Diversified, prior to 21/06/21 FTSE WGBI US . Representative fee description The Composite Representative Fee is 0.6%. A pooled fund following this strategy has a highest institutional investment management fee of 0.6% and an OCF (TER) of 0.74%. Derivative instruments The portfolios may use financial derivative instruments to take positions in international bond and currency markets for the purpose of gaining exposure to an attractive bond or currency market more efficiently or cheaply than is possible through purchasing the underlying instrument. It is intended that the portfolios in this composite will not be geared through the use of such instruments. Source: Aberdeen, 30 September 2025. 31

Sicav Total Return Credit 2 Composite performance Composite Sicav Total Return Credit 2 Base Currency USD (reported in USD) Gross Returns 30 September 2025 Year Composite Return Gross (%) Composite Return Net (%) Benchmark Return (%) Composite standard deviation (%) Benchmark standard deviation (%) Number of Portfolios (*throughout period) Dispersion (%) Market Value at end of Period Percentage of Firm Assets (%) Total firm assets (legacy history) 3 Months 2.62 2.52 <=5 (<=5) 107,102,671 Year to date 7.12 6.80 <=5 (<=5) 107,102,671 1 Year 7.31 6.88 <=5 (<=5) 107,102,671 2 Years p.a. 11.53 11.09 <=5 (<=5) 107,102,671 3 Years p.a. 10.21 9.77 4.81 <=5 (<=5) 107,102,671 Since inception p.a. 8.29 7.85 5.50 <=5 (<=5) 107,102,671 2024 7.74 7.31 <=5 (<=5) 36,259,485 0.01 445,780,815,871 2023 11.65 11.21 <=5 (<=5) 47,614,457 0.01 447,924,747,030 2022 (Jul) 0.52 0.32 <=5 (<=5) 76,583,558 0.02 427,856,340,835 Composite inception: 1 July 2022. Note: Where a calendar year return is shown the annualized standard deviation presented is of 36 monthly returns to the calendar year end. 32

Sicav Total Return Credit 2 Composite information Definition of the firm Aberdeen (or "the Firm") is defined as all portfolios managed globally by the asset management entities of Aberdeen Group plc (previously abrdn plc) excluding Private Markets, Tritax, Finimize and Platform businesses (defined as Advisor and ii). The Firm inception date is 1st January 2018; and includes track records that either were, or were part of, legacy compliant firms, some of which are compliant from earlier dates: Aberdeen Asset Management plc (compliant from 1st January 1996); Standard Life Investments (compliant from 1st January 1996); and Aberdeen Property (compliant from 1st January 2013). Composite returns, start date and composite and firm assets reported prior to acquisitions represent those of the legacy firm which managed the product at the time. Changes in the firm organization, investment style or personnel have not caused alterations of historical composite performance. Compliant Presentations produced during the period between the annual period end and the date of release to the market of Aberdeen's financial results will not contain the Firm assets or % of Firm assets for that annual period end. The total Firm assets is material non-public information before the official results release date and to release it in GIPS Compliant Presentations would be against the law: and where laws and/or regulations conflict with the GIPS standards, firms are required to comply with the laws and regulations and make full disclosure of the conflict in the compliant presentation. GIPS® is a registered trademark of CFA Institute. CFA Institute does not endorse or promote this organization, nor does it warrant the accuracy or quality of the content contained herein. GIPS compliance Aberdeen claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Aberdeen (formerly abrdn plc) has been independently verified for the periods to 31st December 2024. The verification report(s) is/are available upon request. A firm that claims compliance with the GIPS standards must establish policies and procedures for complying with all the applicable requirements of the GIPS standards. Verification provides assurance on whether the firm's policies and procedures related to composite and pooled fund maintenance, as well as the calculation, presentation, and distribution of performance, have been designed in compliance with the GIPS standards and have been implemented on a firm-wide basis. Verification does not provide assurance on the accuracy of any specific performance report. The effective date of compliance is 1st January 1996. The inception date of the composite is 30/06/2022 and it was created on 25/10/2022. Policies for valuing investments, calculating performance, and preparing GIPS Reports are available upon request. Available on request are a list of composite descriptions and details of Limited and Broad distribution pooled funds. Composite description The composite includes funds that invest in higher yielding debt securities, including government and corporate bonds, asset backed securities, sub investment grade bonds and inflation linked bonds, that are listed or traded in either developed or emerging markets. It can also invest in other transferable securities, money-market instruments, deposits, cash and near cash, derivatives and collective investment schemes. The composite is complemented with an active allocation to a range of market positions, which utilize a combination of traditional assets and investment strategies based on advanced derivative techniques with the aim of reducing the fund's overall volatility and generating additional returns. Composite methodology Returns are time-weighted total rates of return including cash and cash equivalents, income and realized and unrealized gains and losses. Returns are shown net of non-recoverable tax, whilst recoverable tax is included on a cash basis. Composites results are weighted by individual portfolio size, using start of period market values. Annual returns are calculated using geometric linking of monthly returns. Exchange rates used are WMR 16:00 Closing Spot Rates. Composites may contain portfolios of different base currencies, translated into a common currency for composite returns using the exchange rates stated above. A fund becomes eligible for inclusion the first full calendar month after funding. Inclusion may be deferred in cases where it has not been possible to implement the investment strategy. Terminated funds leave composites at the end of the calendar month before official notification of termination is received. Results include all discretionary, fee paying accounts of the Firm. The dispersion of annual returns is measured by the range of the portfolio returns represented within the composite for the full period. Dispersion is not calculated for composites with less than five accounts for the whole period. Additional information on policies for calculating and reporting returns is available on request. Presentation of results Gross returns are presented before management, performance, custodial and other fees but after all trading expenses. Net returns are calculated after the deduction of a representative management fee. Risk Statistics are presented gross of fees. Primary index description No Benchmark . Representative fee description The Composite Representative Fee is 0.4%. A pooled fund following this strategy has a highest institutional investment management fee of 0.4% and an OCF (TER) of 0.54%. Derivative instruments Derivatives may be used for the purposes of efficient portfolio management, reduction of risk or to meet its investment objective. Source: Aberdeen, 30 September 2025. 33

Global Short Dated Enhanced Income Composite performance Composite Global Short Dated Enhanced Income Benchmark Bloomberg Global Aggregate Corporate (1-3 Y) (USD Hedged) Base Currency USD (reported in USD) Gross Returns 30 September 2025 Year Composite Return Gross (%) Composite Return Net (%) Benchmark Return (%) Composite standard deviation (%) Benchmark standard deviation (%) Number of Portfolios (*throughout period) Dispersion (%) Market Value at end of Period Percentage of Firm Assets (%) Total firm assets (legacy history) 3 Months 1.74 1.68 1.40 <=5 (<=5) 499,370,252 Year to date 5.26 5.06 4.59 <=5 (<=5) 499,370,252 1 Year 6.26 5.99 5.25 <=5 (<=5) 499,370,252 2 Years p.a. 7.37 7.10 6.81 <=5 (<=5) 499,370,252 Since inception p.a. 7.20 6.93 6.47 <=5 (<=5) 499,370,252 2024 6.57 6.31 5.80 <=5 (<=5) 231,700,286 0.05 445,780,815,871 2023 (Aug) 3.63 3.52 3.53 <=5 (<=5) 77,795,602 0.02 447,924,747,030 Composite inception: 1 August 2003. Note: Where a calendar year return is shown the annualized standard deviation presented is of 36 monthly returns to the calendar year end. 34

Global Short Dated Enhanced Income Composite information Definition of the firm Aberdeen (or "the Firm") is defined as all portfolios managed globally by the asset management entities of Aberdeen Group plc (previously abrdn plc) excluding Private Markets, Tritax, Finimize and Platform businesses (defined as Advisor and ii). The Firm inception date is 1st January 2018; and includes track records that either were, or were part of, legacy compliant firms, some of which are compliant from earlier dates: Aberdeen Asset Management plc (compliant from 1st January 1996); Standard Life Investments (compliant from 1st January 1996); and Aberdeen Property (compliant from 1st January 2013). Composite returns, start date and composite and firm assets reported prior to acquisitions represent those of the legacy firm which managed the product at the time. Changes in the firm organization, investment style or personnel have not caused alterations of historical composite performance. Compliant Presentations produced during the period between the annual period end and the date of release to the market of Aberdeen's financial results will not contain the Firm assets or % of Firm assets for that annual period end. The total Firm assets is material non-public information before the official results release date and to release it in GIPS Compliant Presentations would be against the law: and where laws and/or regulations conflict with the GIPS standards, firms are required to comply with the laws and regulations and make full disclosure of the conflict in the compliant presentation. GIPS® is a registered trademark of CFA Institute. CFA Institute does not endorse or promote this organization, nor does it warrant the accuracy or quality of the content contained herein. GIPS compliance Aberdeen claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Aberdeen (formerly abrdn plc) has been independently verified for the periods to 31st December 2024. The verification report(s) is/are available upon request. A firm that claims compliance with the GIPS standards must establish policies and procedures for complying with all the applicable requirements of the GIPS standards. Verification provides assurance on whether the firm's policies and procedures related to composite and pooled fund maintenance, as well as the calculation, presentation, and distribution of performance, have been designed in compliance with the GIPS standards and have been implemented on a firm-wide basis. Verification does not provide assurance on the accuracy of any specific performance report. The effective date of compliance is 1st January 1996. The inception date of the composite is 31/01/2003 and it was created on 30/11/2006. Policies for valuing investments, calculating performance, and preparing GIPS Reports are available upon request. Available on request are a list of composite descriptions and details of Limited and Broad distribution pooled funds. Change of ownership On 30th September 2005, Aberdeen Asset Management plc purchased certain investment businesses from Deutsche Asset Management, principally Deutsche Asset Management Limited, DWS Investments in the UK and Deutsche Asset Management Life & Pensions Limited. The purchase of Deutsche Asset Management Investment Services Limited completed on 1st December 2005. The Aberdeen Asset Management plc group of companies is not affiliated with Deutsche Bank AG. Composite description The composite comprises of all discretionary accounts, managed to a strategy achieve a combination of income and growth, whilst also aiming to provide liquidity and avoid loss of capital, by investing in bonds with a maturity of up to 5 years. The Fund aims to achieve a yield in excess of the Bloomberg Global Corporate Aggregate 1-3 Year Index (USD Hedged) over rolling three-year periods (before charges). Composite methodology Returns are time-weighted total rates of return including cash and cash equivalents, income and realized and unrealized gains and losses. Returns are shown net of non-recoverable tax, whilst recoverable tax is included on a cash basis. Composites results are weighted by individual portfolio size, using start of period market values. Annual returns are calculated using geometric linking of monthly returns. Exchange rates used are WMR 16:00 Closing Spot Rates. Composites may contain portfolios of different base currencies, translated into a common currency for composite returns using the exchange rates stated above. A fund becomes eligible for inclusion the first full calendar month after funding. Inclusion may be deferred in cases where it has not been possible to implement the investment strategy. Terminated funds leave composites at the end of the calendar month before official notification of termination is received. Results include all discretionary, fee paying accounts of the Firm. The dispersion of annual returns is measured by the range of the portfolio returns represented within the composite for the full period. Dispersion is not calculated for composites with less than five accounts for the whole period. Additional information on policies for calculating and reporting returns is available on request. Presentation of results Gross returns are presented before management, performance, custodial and other fees but after all trading expenses. Net returns are calculated after the deduction of a representative management fee. Risk Statistics are presented gross of fees. Primary index description Bloomberg Global Aggregate Corporate (1-3 Y) (USD Hedged) .. Representative fee description The Composite Representative Fee is 0.25%. A pooled fund following this strategy has a highest institutional investment management fee of 0.25% and an OCF (TER) of 0.38%. Derivative instruments Derivatives may be used for the purposes of efficient portfolio management, reduction of risk or to meet its investment objective. Source: Aberdeen, 30 September 2025. 35

Why Aberdeen: CEF transaction experience Aberdeen is extremely experienced in the execution of CEF transactions: • Our goal is to make any transaction as seamless as possible for the Board and shareholders • Our U.S. closed-end fund business has been developed through IPO and secondary market fund raising, but primarily from targeted acquisitions, beginning with EquitiLink in 2000. Since then, we have acquired U.S. CEF management contracts from: • Credit Suisse (2008) • Blackstone (2012) • Daiwa (2013) • Alpine Woods (2017) • Avenue Capital (2017) • Macquarie/Delaware Funds (2023) • Tekla Capital (2023) • First Trust (2024) • The transactions above have involved all types of fund transactions: • Transition of management contracts • Fund adoptions • Merger reorganizations Long history and deep expertise in delivering successful execution of CEF transactions 36

Why Aberdeen: U.S. closed-end funds

- 15 U.S. closed-end funds with AUM $9.4bn.
- Closed-end funds viewed as a core area of U.S. business now and in the future.
- Actively seek growth and new business opportunities in closed-end fund sector via organic and inorganic means:
  - Onboarded 28 closed-end fund mandates since 2009 via fund adoption and merger reorganizations.
  - New fund IPOs in 2020, 2006, and 2004.
  - 2018 – proactively consolidated 8 single country and regional CEFs into 1 CEF with a new strategy providing investors with a more sustainable, long-term future.
  - In Q1 2023, merged 4 funds from Macquarie Asset Management into 3 existing Aberdeen funds.
  - In Q4 2023 transitioned 4 funds from Tekla Capital (fund adoptions).
  - In Q3 2024 merged 3 funds from First Trust into 2 existing Aberdeen funds.
  - Ongoing capital raises via secondary offerings, rights offerings and at-the-market issuance programs.
- First manager to refinance Auction Market Preferred Stock for bank borrowing in 2008 ($630m). Have issued multiple forms of leverage since then including, Bank and Broker credit lines, Term loans, Private Notes, MRPS, Retail Preferred Shares and continue to evaluate more economic forms of leverage going forward.

Name	Ticker	Managed Assets ($m)	Asset Class
abrdn Asia-Pacific Income Fund, Inc.	FAX	1,104	Asia Pac Fixed Income
abrdn Total Dynamic Dividend Fund	AOD	1,072	Global Equity Income
abrdn Global Premier Properties Fund	AWP	385	Global Real Estate
The India Fund, Inc.	IFN	616	Indian Equity
abrdn Emerging Markets ex-China Fund, Inc.	AEF	332	Emerging Markets ex-China Equity
abrdn Income Credit Strategies Fund	ACP	1,019	Global Fixed Income/High Yield
abrdn Global Infrastructure Income Fund	ASGI	680	Public & Private Infrastructure Equity
abrdn Global Dynamic Dividend Fund	AGD	295	Global Equity Income
abrdn Australia Equity Fund, Inc.	IAF	142	Australian Equity
abrdn Global Income Fund, Inc.	FCO	57	Global Fixed Income
abrdn National Municipal Income Fund	VFL	240	National Municipal Bonds
abrdn Healthcare Investors	HQH	1,213	Healthcare/Life Sciences
abrdn Healthcare Opportunities	THQ	1,042	Healthcare/Life Sciences
abrdn World Healthcare Fund	THW	664	Healthcare/Life Sciences
abrdn Life Sciences Investors	HQL	582	Healthcare/Life Sciences
Total		**9,443**	

Source: Aberdeen, 30 November 2025

A leader in closed end funds – a core competence and growth opportunity

37

Our spirit is our strength We are Aberdeen Investments For over a century, we’ve been investing with a certain spirit. The spirit of Scotland. Discover the spirit that makes us the company we are. USD 516bn AUM >600 Investment professionals >25 Locations worldwide Source: Aberdeen, 30 September 2025. Figures may appear not to add due to rounding. 38

Important Information This presentation is for informational purposes only, and is not intended as an offer or recommendation with respect to the purchase or sale of any security, option, future or other derivatives in such securities. The Fund’s adviser, one of its affiliated advisers, or its employees, may have a position in securities named in this report. Aberdeen intends to increase the Combined Fund’s managed distribution rate to an annual fixed rate of 11.00% of the Combined Fund’s average monthly net asset value, subject to approval by the Combined Fund’s Board of an updated managed distribution plan for the Combined Fund following the consummation of the Reorganizations. In addition to requiring the approval of the Combined Fund’s Board, Aberdeen’s proposed increase to the Combined Fund’s managed distribution rate is subject to the Acquiring Fund’s shareholders approving both the investment advisory agreement appointing Aberdeen as the Combined Fund’s investment adviser and the election of the Aberdeen Board. If the Acquiring Fund’s shareholders do not approve both proposals, MFS will remain the Combined Fund’s investment adviser following the consummation of the Reorganizations and the Acquiring Fund’s current managed distribution plan, including the annual managed distribution rate of up to 8.00% of the Combined Fund’s monthly net asset value, will continue to apply following the consummation of the Reorganizations. Please see additional important information regarding the Fund’s managed distribution rate in the Joint Proxy Statement/Prospectus. Indexes are unmanaged and have been provided for comparison purposes only. No fees or expenses are reflected. You cannot invest directly in an index. Closed-end funds are traded on the secondary market through one of the stock exchanges. Closed-end fund investment return and principal value will fluctuate so that an investor’s shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) the net asset value (NAV) of the fund’s portfolio. There is no assurance that any Fund will achieve its investment objective. Past performance does not guarantee future results. Any research or analysis used in the preparation of this document has been procured by Aberdeen or its affiliates for their own use and may have been acted on for their own purpose. The results thus obtained are made available only coincidentally and the information is not guaranteed as to its accuracy. Some of the information in this document may contain projections or other forward-looking statements regarding future events or future financial performance of countries, markets or companies. These statements are only predictions and actual events or results may differ materially. The reader must make his/her own assessment of the relevance, accuracy and adequacy of the information contained in this document and make such independent investigations, as he/she may consider necessary or appropriate for the purpose of such assessment. Any opinion or estimate contained in this document is made on a general basis and is not to be relied on by the reader as advice. Neither Aberdeen or any of its agents have given any consideration to nor have they made any investigation of the investment objectives, financial situation or particular need of the reader, any specific person or group of persons. Accordingly, no warranty whatsoever is given and no liability whatsoever is accepted for any loss arising whether directly or indirectly as a result of the reader, any person or group of persons acting on any information, opinion or estimate contained in this document. Fixed income securities are subject to certain risks including, but not limited to: interest rate (changes in interest rates may cause a decline in the market value of an investment), credit (changes in the financial condition of the issuer, borrower, counterparty, or underlying collateral), prepayment (debt issuers may repay or refinance their loans or obligations earlier than anticipated), and extension (principal repayments may not occur as quickly as anticipated, causing the expected maturity of a security to increase). International investing entails special risk considerations, including currency fluctuations, lower liquidity, economic and political risks, and differences in accounting methods. These risks are generally heightened for emerging market investments. Foreign securities are more volatile, harder to price and less liquid than U.S. securities. Municipal bonds can be significantly affected by political and economic changes, including inflation, as well as uncertainties in the municipal market related to taxation, legislative changes, or the rights of municipal security holders. 39

Important Information The amount of income received by the Fund will go up or down depending on day-to-day variations in short-term interest rates, and when interest rates are very low the Funds expenses could absorb all or a significant portion of the Fund’s income. Investments in asset backed and mortgage-backed securities include additional risks that investors should be aware which include those associated with fixed income securities, as well as increased susceptibility to adverse economic developments. Alternative investments involve specific risks that may be greater than those associated with traditional investments; are not suitable for all clients; and intended for experienced and sophisticated investors who meet specific suitability requirements and are willing to bear the high economic risks of the investment. Investments of this type may engage in speculative investment practices; carry additional risk of loss, including possibility of partial or total loss of invested capital, due to the nature and volatility of the underlying investments; and are generally considered to be illiquid due to restrictive repurchase procedures. These investments may also involve different regulatory and reporting requirements, complex tax structures, and delays in distributing important tax information. The information herein including any expressions of opinion or forecast have been obtained from or is based upon sources believed by Aberdeen to be reliable but is not guaranteed as to accuracy or completeness. The information is given without obligation and on the understanding that any person who acts upon it or otherwise changes his position in reliance there on does so entirely at his or her own risk. Aberdeen reserves the right to make changes and corrections to its opinions expressed in this document at any time, without notice. Any unauthorized disclosure, use or dissemination, either whole or partial, of this document is prohibited and this document is not to be reproduced, copied, made available to others. abrdn Inc. offers a variety of products and services intended solely for investors from certain countries or regions. Your country of legal residence will determine the products or services that are available to you. Nothing in this document should be considered a solicitation or offering for sale of any investment product or service to any person in any jurisdiction where such solicitation or offer would be unlawful. Aberdeen Investments Global is the trade name of Aberdeen's investments business, herein referred to as "Aberdeen Investments" or "Aberdeen". In the United States, Aberdeen Investments refers to the following affiliated, registered investment advisers: abrdn Inc., abrdn Investments Limited, and abrdn Asia Limited. NOT FDIC INSURED | NO BANK GUARANTEE | MAY LOSE VALUE © Aberdeen Group plc 2025 ID#: AA-180226-204442-1 40